UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

000-54884

(Commission File Number)

Delaware	30-0826400
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2017 Annual Meeting of Shareholders (the "Annual Meeting") of China United Insurance Service, Inc. ( "CUIS") was held on May 12, 2017. At the Annual Meeting, CUIS’s shareholders voted on the following five proposals and casted their votes as described below.

1. The individuals listed below were elected at the Annual Meeting to serve as directors of CUIS until our 2020 annual meeting or until their successors are elected and qualified or until such Director’s earlier death, resignation or removal:

	For	Against	Abstained	Broker Non-Vote
Fu Chang Li	35,158,577	0	385	0
Chwan Hau Li	35,158,577	0	385	0
Chih Yuan Lu	35,158,577	0	385	0
Hsin Lo Tien	35,158,577	0	385	0
Chun Hui Yang	35,158,577	0	385	0
Tse Hsun Niu	35,158,577	0	385	0

2. An advisory non-binding resolution to approve executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
35,158,577	0	385	0

3. An advisory non-binding resolution on the frequency of shareholder votes on executive compensation, as described in the proxy materials. A majority of shareholders voted for "1 Year."

1 Year	2 Years	3 Years	Abstained	Broker Non-Vote
34,657,214	0	501,363	385	0
Based on these results, and consistent with CUIS’s recommendation, the Board has determined that CUIS will hold an advisory vote on executive compensation annually.

4. A management proposal to ratify the appointment of Simon & Edward, LLP as CUIS’s independent registered public accounting firm for 2017, as described in the proxy materials. This proposal was approved.

For	Against	Abstained
35,144,273	0	14,689

5. A management proposal to approve the 2017 Long Term Incentive Plan, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
35,144,273	0	14,689	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: May 16 , 2017	By:	/s/ Yi Hsiao Mao
	Name:	Mao Yi-Hsiao
	Title:	Chief Executive Officer

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